                               CEDAR GROUP, INC.

                               SECURITY AGREEMENT


                 This SECURITY AGREEMENT, dated as of March 27, 1996 (as the same may from time to time be amended, supplemented or otherwise modified, the "Security Agreement"), is made by CEDAR GROUP, INC. (the "Grantor"), in favor and for the benefit of BT COMMERCIAL CORPORATION, a Delaware corporation, as agent (in such capacity, the "Agent") for the lenders (collectively, with their successors, indorsees, participants, transferees and assigns, the "Secured Parties") party to or that become party to the Credit Agreement (as defined below).


                             PRELIMINARY STATEMENT

                 WHEREAS, Cedar Group Canada Inc., a company incorporated under the Canada Business Corporations Act (the "Borrower"), the Grantor and certain of its subsidiaries, as guarantors, the Secured Parties and the Agent have entered into a Credit Facility Agreement, dated as of the date of this Security Agreement (as the same may from time to time be amended, supplemented or otherwise modified and in effect, the "Credit Agreement"), pursuant to which the Secured Parties have agreed, according to the terms of the Credit Agreement, to make Loans in an aggregate principal amount of up to $43,000,000 or such other amount as may from time to time be specified in the Credit Agreement;

                 WHEREAS, the Grantor has guaranteed the Obligations of the Borrower described above pursuant to a Guarantee in favor of and for the benefit of the Agent, as Agent for the Lenders dated as of the date of this Security Agreement (as amended, supplemented and otherwise modified from time to time, the "Guarantee");

                 WHEREAS, the Grantor is the legal and beneficial owner of the Collateral (as defined below);

                 WHEREAS, it is a condition precedent to the obligations of the Secured Party to make the Loans to the Borrower under the Credit Agreement that the Grantor execute and deliver this Security Agreement to the Agent.

                 NOW, THEREFORE, in consideration of the foregoing and to induce the Secured Parties to make their respective Loans, the Grantor agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 1.1  Defined Terms.

                 Unless otherwise defined in this Security Agreement, terms defined in the Credit Agreement and used herein, shall have the meaning given to them in the Credit Agreement.

                 "Account Debtor" shall mean the person who is obligated on a Receivable.

                 "Accounts" shall mean "accounts" as such term is defined in
Section 9-106 of the UCC.

                 "Chattel Paper" shall mean "chattel paper" as such term is defined in Section 9-105(b) of the UCC.

                 "Collateral" shall have the meaning assigned to it in
Article 2 hereof.

                 "Collateral Account" shall mean any account (which may be a securities account) maintained pursuant to this Security Agreement or any other Security Document by the Agent, and all funds, securities and instruments or other items from time to time credited to such account and all interest thereon.

                 "Collateral Records" shall mean books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals, and similar items which relate to any Collateral other than such items obtained under license or franchise agreements which prohibit assignment or disclosure of such items.

                 "Contracts" shall mean all contracts, agreements, documents, permits, instruments, policies or documents used in or relating to the Grantor's business during the term of this Security Agreement, as any of the same may from time to time be amended, supplemented or otherwise modified and as such schedule may be amended, modified or otherwise supplemented from time to time, including, without limitation, (a) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Grantor to damages arising out of or for breach or default in respect thereof (c) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, and (d) all rights of the Grantor to exercise all remedies thereunder.

                 "Copyrights" shall mean:

                 (a) all copyrights, whether registered or unregistered, and whether or not the underlying works of authorship have been published, and all works of authorship and other rights therein or derived therefrom, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make an exploit all derivative works based upon or adopted from works covered by such copyright and all copyright registrations and copyright applications, and any renewals or extensions thereof, including without limitation, each copyright registration and copyright applicable, if any, identified in Schedule 1 hereto, and including, without limitation:

                 (i) all databases, source codes, object codes and manuals, whether published or unpublished, now or hereafter existing, in the United States and all foreign countries other than confidential information belonging to third parties;

                 (ii) all applications, registrations, renewals, extensions and recordings relating thereto filed in the United States Copyright Office or in any other governmental office or agency in the United States or elsewhere, in each case in which the Grantor has any right, title or interest;

                 (iii) the right to print, publish and distribute any of the foregoing;

                 (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof;

                 (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof);

                 (vi) all rights of each Grantor corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

                 (vii) all other rights which the Grantor presently has or hereafter acquires pursuant to any Copyright License, including, without limitation, copyright assignments, exclusive and nonexclusive licenses; and

                 (b) all right, title and interest of the Grantor in all physical materials embodying works with respect to which the Grantor owns or holds rights in any Copyrights or Copyright Licenses.

                 "Copyright License" shall mean (a) any written agreement naming the Grantor as a licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country (including, without limitation, any thereof referred to on Schedule 1 hereto) or (b) any and all present and future agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which the Grantor now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement (including, without limitation, any thereof referred to on Schedule 1 hereto) excluding, however, non-exclusive computer software licenses, subject in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of a security interest thereof.

                 "Deposit Accounts" shall mean the Collateral Account and any deposit account, including without limitation, "deposit accounts" as such term is defined in Section 9-105(e) of the UCC and any other deposit or securities account (general or special), together with any funds, instruments or other items credited to any such account from time to time, and all interest thereon.

                 "Documents" shall mean "documents" as such term is defined in
Section 9-105(f) of the UCC.

                 "Equipment" shall mean "equipment" as such term is defined in
Section 9-109(2) of the UCC, including, without limitation, machinery, manufacturing equipment, data processing equipment, computers, office equipment, furniture, appliances and tools.

                 "Farm Products" shall mean crops, livestock or supplies used or produced in farming operations or products of crops or livesock in their unmanufactured state and goods in the possession of a debtor engaged in raising, fattening, grazing or other farming operations.

                 "Fixtures" shall mean "fixtures" as such term is defined in
Section 9-313 of the UCC.

                 "General Intangibles" shall mean "general intangibles" as such term is defined in Section 9-106 of the UCC, including, without limitation, rights to the payment of money (other than Receivables), trademarks, copyrights, patents, and contracts, licenses and franchises (except in the case of licenses and franchises in respect of which the Grantor is the licensee or franchisee if the agreement in respect of such license or franchise prohibits by its terms any assignment or grant of a security interest) limited and general partnership interests and joint venture interests, federal income tax refunds, trade names, distributions on certificated securities (as defined in Section 8-102 of the UCC) and uncertificated securities (as defined in
Section 8-102 of the UCC), computer programs and other computer software, inventions, designs, trade secrets, goodwill, proprietary rights, customer lists, supplier contracts, sale orders, correspondence, advertising materials, payments due in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property, reversionary interests in pension and profit-sharing plans and reversionary, beneficial and residual interests in trusts, credits with and other claims against any Person, together with any collateral for any of the foregoing and the rights under any security agreement granting a security interest in such collateral.

                 "Guarantee" has the meaning specified in the Preliminary Statement to this Security Agreement.

                 "Guaranteed Obligations" means all obligations of the Grantor now existing or hereafter arising under or in respect of the Guarantee, including, without limitation, the obligations of the Grantor to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations of the Borrower contained in or relating to the Credit Agreement.

                 "Instruments" shall mean "instruments" as such term is defined in Section 9-105(1)(i) of the UCC.

                 "Insurance Policies" shall mean all insurance policies of the Grantor or under which the Grantor is a beneficiary, and all amendments, modifications, supplements or renewals thereof, including without limitation the insurance policies set forth in the schedules to the Credit Agreement.

                 "Inventory" shall mean "inventory" as such term is defined in
Section 9-109(4) of the UCC, including without limitation, all goods
(whether such goods are in the possession of the Grantor or of a bailee or other Person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods), including without limitation, all such goods which are held for sale or lease or are to be furnished (or which have been furnished) under any contract of service or which are raw materials or work in progress or materials used or consumed in the Grantor's business.

                 "Material Contract" shall mean a Contract with a term greater than six months and involving a dollar amount in excess of US$20,000.

                 "Money" shall mean "money" as such term is defined in Section 1-201(24) of the UCC.

                 "Patents" shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2 hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 2 hereto including without limitation (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past and future infringements thereof), and (iv) all rights corresponding thereto and all reissues, divisions, continuations, continuations-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

                 "Patent License" shall mean all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2 hereto, subject in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of a security interest thereof.

                 "Proceeds" shall mean "proceeds" as such term is defined in
Section 9-306 (1) of the UCC.

                 "Receivables" shall mean all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including without limitation, all such rights in which the Grantor has any right, title or interest by reason of the purchase thereof by the Grantor, and including without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, note, contract, invoice, purchase order, draft, acceptance, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral,
(b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

                 "Receivables Records" shall mean (a) all original copies of all documents, instruments or other writings evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including without limitation all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgements, or other writings, including without limitation lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                 "Secured Obligations" shall mean (i) all Guaranteed Obligations and (ii) without duplication, all obligations of the Grantor now existing or hereafter arising under or in respect of this Security Agreement or any other Facility Document, in each case whether in the regular course of business or otherwise.

                 "Termination Date" means (subject to reinstatement pursuant to the terms of the Guarantee) the earlier of (i) the date on which the Agent is required to release the Grantor from its Secured Obligations and (ii) the date on which the Secured Obligations have been Fully Satisfied.

                 "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3 hereto, and (b) all renewals thereof, including without limitation (i) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payment under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

                 "Trademark License" shall mean any agreement, written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3 hereto, subject in each case to the terms of such license agreements, including, without limitation, terms requiring consent to a grant of a security interest thereof.

                 "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York, except to the extent perfection of the securities interest is governed by the law of another jurisdiction in the United States, in which case "UCC" shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for such other purposes..


                                   ARTICLE II

                          GRANT OF SECURITY INTERESTS

                          2.1  Grant of Security Interest.  As security for the
prompt and complete payment and performance in full when due of all the Secured Obligations, the Grantor hereby assigns, pledges and transfers to the Agent, for itself and for the ratable benefit of the Secured Parties, and grants to the Agent, for itself and for the ratable benefit of the Secured Parties, a security interest in and continuing lien on all of the Grantor's right, title and interest in, to and under the following, located anywhere in the world other than in the Province of Quebec, Canada, in each case, whether now owned or existing or hereafter acquired or arising (all of which being hereinafter collectively called the "Collateral"):

                                    (i)  all Accounts;

                                   (ii)  all Chattel Paper;

                                  (iii)  the Collateral Account;

                                   (iv)  all Collateral Records;

                                    (v)  all Contracts;

                                   (vi)  all Copyrights;

                                  (vii)  all Copyright Licenses;

                                 (viii)  all Deposit Accounts;

                                   (ix)  all Documents;

                                    (x)  all Equipment;

                                   (xi)  all Fixtures;

                                  (xii)  all General Intangibles;

                                 (xiii)  all Instruments;

                                  (xiv)  all Insurance Policies;

                                   (xv)  all Inventory;

                                  (xvi)  all Money;

                                 (xvii)  all Patents;

                                (xviii)  all Patent Licenses;

                                  (xix)  all Receivables;

                                   (xx)  all Receivables Records;

                                  (xxi)  all Trademarks;

                                 (xxii)  all Trademark Licenses;

                                (xxiii) all other tangible and intangible personal property;

                                 (xxiv) all accessions and additions to any or all of the foregoing, all substitutions and replacements for any or all of the foregoing and all Proceeds or products of any or all of the foregoing; and

                                  (xxv)  to the extent not otherwise included,
         all Proceeds (including, to the extent not otherwise included therein, all (a) payments under insurance (whether or not the Agent is the loss payee thereunder) or any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (b) cash) and products of any and all of the foregoing.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 The Grantor hereby represents and warrants to the Agent and the Secured Parties, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

                 3.1 Organization; Power (a) The Grantor is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

                          (b)  The Grantor has the power and authority and the
legal right to execute, deliver and carry out the terms and provisions of this Security Agreement and to grant the Lien in the Collateral pursuant to this Security Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Security Agreement. The Grantor has duly executed and delivered this Security Agreement, and this Security Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                 3.2  Validity, Perfection and Priority.   (a)  The security
interests in the Collateral granted to the Agent, for itself and the ratable benefit of the Secured Parties, hereunder constitute valid and continuing security interests in the Collateral;

                          (b)  upon filing financing statements naming the
Grantor as "debtor" and the Agent as "secured party" in the filing offices set forth on Schedule 4 hereto, the security interests in the Collateral granted to the Agent, for itself and the ratable benefit of the Secured Parties, hereunder will constitute perfected security interests therein superior and prior to all Liens other than Permitted Liens, rights or claims of all other Persons and will be enforceable as such as against all creditors of and purchasers from the Grantor (except purchasers of Inventory in the ordinary course of business); and

                          (c)  the Collateral granted hereunder includes all of
the personal property of the Grantor located anywhere in the world other than in the Province of Quebec.

                 3.3 No Liens; Other Financing Statements. (a) Except for the Lien granted to the Agent hereunder, the Grantor owns and, as to all Collateral whether now existing or hereafter acquired, will continue to own, each item of the Collateral free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, and the Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Agent or any Secured Party other than the holders of Permitted Liens.

                          (b)  No financing statement or other evidence of Lien
covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed or to be filed in connection with the security interests granted to the Agent for itself and the ratable benefit of the Secured Parties hereunder, (ii) financing statements for which proper termination statements have been delivered to the Secured Party for filing, and (iii) financing statements filed in connection with the Intercompany Security Documents or the Permitted Liens.

                 3.4 Chief Executive Office. The chief executive office of the Grantor is located at 500 Notre Dame Street, Lachine, Quebec, H8S 2B2, Canada. The Receivables, all Contracts and all Collateral Records are located at the chief executive office of the Grantor. All Receivables and Contracts are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the chief executive office.

                 3.5 Location of Inventory and Equipment. All Inventory and Equipment now or from time to time included in the Collateral will be located only at the locations listed on Schedule 5 or at such other locations within the provinces of Canada or within the United States in which the Agent has a valid, perfected, first priority security interest in such Inventory and Equipment. None of such Inventory or Equipment is in the possession of a bailee.

                 3.6  Receivables.

                          (a)  Each Receivable is and will be the legal, valid
and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, and is and will be enforceable in accordance with its terms.

                          (b)  Each Receivable is and will be in full force and
effect and is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except (x) with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise and (y) to the extent that such Receivable may not yet have been earned by performance).

                          (c)  Each Receivable is and will be in compliance
with all applicable laws, whether federal, state, provincial, local or foreign.

                          (d)  No Account Debtor in respect of any Receivable
is a Governmental Authority.

                          (e)  No Receivables which are evidenced by Chattel
Paper require the consent of the Account Debtor in respect thereof in connection with assignment hereunder and no other receivable purports to prohibit assignment or require the consent of the Account Debtor thereunder in connection with assignment.

                          (f)  No Receivables are evidenced by any Instrument
or Chattel Paper which has not been delivered to the Agent.

                 3.7  Contracts.   (a)  Each Material Contract (i) is and will
be the legal, valid, and binding obligation of each of the parties thereto,
(ii) is and will be enforceable against each party thereto in accordance with its terms, (iii) is and will be in full force and effect and is not subject to any setoffs, defenses, taxes, counterclaims or other claims, nor have any of the foregoing been asserted or alleged as to any Material Contract, and (iv) is and will be in compliance with all applicable laws, whether federal, state, provincial, local or foreign.

                          (b)  No consent or authorization or filing with or
other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any Contract by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any Contract to any material adverse limitation, either specific or general in nature.

                          (c)  Neither the Grantor nor any other party to any
Material Contract is in default or likely to become in default in the performance or observance of any of the terms thereof.

                          (d)  The Grantor has delivered to the Agent a
complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

                          (e)  No payments due the Grantor under any Contract
are evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

                          (f)  No party to any Contract is a Governmental
Authority.

                          (g)  No Contract prohibits assignment or requires or
purports to require consent of or notice to any Person in connection with assignment hereunder.

                 3.8 Intellectual Property. Schedules 1, 2 and 3 hereto list all of the material Copyrights and Copyright Licenses, Patents and Patent Licenses and Trademark and Trademark Licenses, respectively owned by the Grantor. The Grantor has registered or filed for registration in all Copyrights, Patents and Trademarks. Each such Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned and has not entered the public domain. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent and Trademark and which could reasonably be expected to have a material adverse effect on the business operations or financial condition of the Grantor and its subsidiaries taken as a whole. No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent and Trademark which, if adversely determined, could reasonably be expected to have a material adverse effect on the business operations or financial condition of the Grantor and its subsidiaries, taken as a whole.

                 3.9 Tradenames; Prior Names. The Grantor has not conducted business under any tradename or prior name during the last five years.

                 3.10 Farm Products. None of the Collateral constitutes, or is Proceeds of, Farm Products.

                 3.11 Other. The Grantor hereby represents and warrants that each of the statements set forth in Article 4 of the Credit Agreement is true and correct.


                                   ARTICLE IV

                                   COVENANTS

                 The Grantor covenants and agrees with the Agent and the Secured Parties that from and after the date of this Security Agreement:

                 4.1 Further Assurances. The Grantor will from time to time at the expense of the Grantor, promptly execute, deliver, file and record all further instruments, indorsements and other documents, and take such further action as the Agent may deem reasonably desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

                                    (i)  the filing of any Lien Statements, in
         form acceptable to the Agent under any Lien Legislation in effect in any jurisdiction with respect to the Liens and security interests granted hereby. The Grantor also hereby authorizes the Agent to file any such Lien Statement without the signature of the Grantor to the extent permitted by applicable law. A photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law. The Grantor will pay or reimburse the Agent for all filing fees and related expenses;

                                   (ii)  will make or reimburse the Agent for
         making all searches deemed necessary by the Agent to establish and determine the priority of the security interests of the Secured Parties or to determine the presence or priority of other secured parties;

                                  (iii)  furnish to the Agent from time to time
         statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail and in form satisfactory to the Agent.

                 4.2 Change of Name; Identity; Corporate Structure; Chief Executive Office and Location of Inventory and Equipment. The Grantor will not change its name, identity, corporate structure, the location of its chief executive office or location of its Inventory or Equipment (other than to a province in Canada or a location in the United States in which the Agent has a valid, perfected, first priority security interest in such Inventory and Equipment) without (i) giving the Agent at least thirty (30) days' prior written notice clearly describing such new name, identity, corporate structure or new location and providing such other information in connection therewith as the Agent or any Secured Party may request, and (ii) taking all action satisfactory to the Agent as the Agent may request to maintain the security interest of the Agent and the Secured Parties in the Collateral intended to be granted hereby (or any other Facility Document) at all times fully perfected with the same or better priority and in full force and effect.

                 4.3 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                 4.4 Maintain Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

                 4.5 Right of Inspection. The Agent and the Secured Parties shall at all times upon reasonable notice to the Grantor, except upon the occurrence and during the continuance of a Default or an Event of Default when such notice shall not be required, have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Agent and the Secured Parties and their representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Agent and the Secured Parties at the Grantor's cost and expense, such clerical and other assistance as may be reasonable requested with regard thereto. The Agent and the Secured Parties and their representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                 4.6 Insurance. The Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and all other property against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or similar business and (ii) insuring the Grantor against liability for personal injury and property damage relating to such Inventory, Equipment and property, such policies to be in such form and amounts as is required by the Credit Agreement or, in any event, in such form and in such amounts as is customary in the same general area by companies engaged in the same or similar business.

                 4.7  Receivables.   (a)  The Grantor shall perform in all
material respects all of its obligations with respect to the Receivables.

                          (b)  The Grantor shall not amend, modify, terminate
or waive any provision of any Receivable in any manner which could reasonably be expected to materially adversely affect the value of such Receivable as Collateral. Other than in the ordinary course of business as generally conducted by it over a period of time, the Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.

                          (c)  The Grantor shall use its best efforts
(including, without limitation, prompt and diligent exercise of each material right it may have under any Receivable (other than any right of termination)) to cause to be collected from each Account Debtor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of any Receivable, and apply all collected amounts to the outstanding balance of such Receivable immediately upon receipt thereof. The costs of collection, whether incurred by the Grantor or the Agent shall be borne by the Grantor and if incurred by the Agent shall be reimbursed, together with interest thereon at the rate then in effect under the Credit Agreement, to the Agent upon demand and such reimbursement obligation shall be secured hereby.

                          (d)  The Grantor will not fail to deliver to the
Agent a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to any Receivable except to the extent that such failure could not reasonably be expected to materially adversely affect the value of the Receivables, taken as a whole, as Collateral.

                          (e)  The Grantor will not remove its books and
records from the location specified in Section 3.4.

                 4.8  Contracts.   (a)  The Grantor shall perform in all
material respects all of its obligations under each Contract.

                          (b)  The Grantor shall deliver promptly to the Agent
a copy of each material demand, notice or document received by it relating in any way to any Contract.

                          (c)  Without the prior written consent of the Agent,
the Grantor shall not amend, modify, terminate or supplement any provision of any Contract or compromise or settle any dispute, claim or legal proceeding with respect to any Contract, except in the manner permitted in the Credit Agreement. Each such permitted amendment, modification, termination, supplement, compromise, or settlement shall be in writing, a copy of which shall be delivered promptly to the Agent.

                          (d)  The Grantor shall promptly and diligently
exercise each material right it may have under any Contract (except the right of termination), except to the extent that such failure could not reasonably be expected to have a material adverse effect on the value of the Contracts, taken as a whole, as Collateral. All costs and expenses in connection therewith, whether incurred by the Grantor or the Agent, shall be borne by the Grantor and if incurred by the Agent shall be reimbursed, with interest thereon at the rate then in effect under the Credit Agreement, upon demand by the Agent and such obligation to reimburse shall be secured hereby.

                 4.9 Copyrights. Except to the extent the failure by the Grantor to do any of the following could have a Material Adverse Effect:

                          (a)  the Grantor (either itself or through licensees)
(i) will employ the Copyright for each published work with an appropriate notice of copyright and (ii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright may become invalidated;

                          (b)  the Grantor will not (either itself or knowingly
permit any licensee or sublicensee to) do any act, or knowingly omit to do any act, whereby any Copyright may become injected into the public domain;

                          (c)  the Grantor shall notify the Agent and the
Secured Parties immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding the Grantor's ownership of any such Copyright or its validity;

                          (d)  the Grantor will file in the United States
Copyright Office or any similar office in any other jurisdiction an application for copyright registration for each Copyright and Copyright License other than those of an immaterial nature and will take all necessary steps as it shall reasonably deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by the Grantor including, without limitation, filing of applications for renewal, where necessary and shall report all such filings and registrations to the Agent and Secured Parties within five (5) Business Days after the same are made and execute and deliver all documents and instruments necessary to perfect the Agent's and the Secured Parties' security interest in any Copyright or Copyright License; and

                          (e)  the Grantor will promptly notify the Agent and
the Secured Parties of any infringement, of any Copyright of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                 4.10 Patents and Trademarks. Except to the extent that the failure by the Grantor to do any of the following could have a Material Adverse
Effect:

                          (a)  the Grantor will not, except with respect to any
Patent that the Grantor shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated;

                          (b)  the Grantor (either itself or through licensees)
will, except with respect to any Trademark that the Grantor shall reasonably determine is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable limitation of such Trademark unless the Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Trademark may become invalidated;

                          (c)  the Grantor will notify the Agent and the
Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office any court or tribunal in any country) regarding the Grantor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same;

                          (d)  whenever the Grantor, either by itself or
through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the Canadian Trade Marks Office, the United States Patent and Trademark Office or any similar office of agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Agent and the Secured Parties within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's and the Secured Parties' security interest in any Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

                          (e)  the Grantor will take all reasonable and
necessary steps, including, without limitation, in any proceeding before the Canadian Trade Marks Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability;

                          (f)  in the event that any Patent or Trademark
included in the Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall promptly notify the Agent and the Secured Parties after it learns thereof and shall, unless the Grantor shall reasonably determine that such Patent or Trademark is of negligible economic value to the Grantor, which determination the Grantor shall promptly report to the Agent and the Secured Parties, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                 4.11 Compliance with Laws. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or to the operation of the Grantor's business.

                 4.12 No Impairment. The Grantor will not take or permit to be taken any action which could impair the Agent's or any Secured Party's rights in the Collateral.

                 4.13 Payment of Obligations. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies and services) against or with respect to the Collateral, except that no such charge need be paid if non-payment is permitted by the Credit Agreement.

                 4.14 Negative Pledge. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than the Permitted Liens.

                 4.15 Limitations on Dispositions of Collateral. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted in the Credit Agreement.

                 4.16 Performance by the Secured Party of the Grantor's Obligations; Reimbursement. If the Grantor fails to perform or comply with any of its security agreements contained herein, the Agent may, without notice to or consent by the Grantor, perform or comply or cause performance or compliance therewith and the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect under the Credit Agreement, shall be payable by the Grantor to the Agent on demand and such reimbursement obligation shall be secured hereby.

                 4.17 Notice. The Grantor will advise the Agent and the Secured Parties promptly, in reasonable detail, in accordance with the provisions hereof (a) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.


                                   ARTICLE V

                          SPECIAL PROVISIONS REGARDING
                           RECEIVABLES AND CONTRACTS

                 5.1 Grantor Remains Liable under Receivables and Contracts. Anything herein to the contrary notwithstanding (including without limitation the grant of any rights to the Agent) the Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable or Contract. Neither the Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any of the Secured Parties of any payment relating to such Receivable or Contract pursuant hereto, nor shall the Agent or any of the Secured Parties be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 5.2 Notice to Account Debtors and Contracting Parties. At any time while an Event of Default shall have occurred and be continuing, the Agent may, and upon request of the Agent the Grantor shall, notify Account Debtors and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent and that payments in respect thereof shall be made directly to the Agent. The Agent may in its own name or in the name of others communicate with Account Debtors and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Receivables or Contracts.

                 5.3 Analysis of Receivables. The Agent shall have the right upon the occurrence and during the continuance of an Event of Default to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time upon the occurrence and during the continuance of an Event of Default, upon the Agent's request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables. Upon the occurrence and during the continuance of the Event of Default the Agent in its own name or in the name of others may communicate with Account Debtors on the Receivables to verify with them to the Agent's satisfaction the existence, amount and terms of any Receivables.

                 5.4 Collections on Receivables and Contracts. The Agent hereby authorizes the Grantor to collect the Receivables and Contracts, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time and itself, or by its agents, collect all Receivables and amounts owing under Contracts. If required by the Agent at any time, any payments of Receivables and Contracts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) delivered by the Grantor to the Agent in the exact form received, duly indorsed by the Grantor to the Agent if required, and, until so turned over, shall be held by the Grantor in trust for the Agent and the Secured Parties, segregated from other funds of the Grantor. All Proceeds, while held by the Agent (or by the Grantor in trust for the Agent and the Secured Parties) shall continue to be Collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.


                                   ARTICLE VI

                               POWER OF ATTORNEY

                 The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

                 The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                                  ARTICLE VII

                         REMEDIES; RIGHTS UPON DEFAULT

                 7.1 Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Agent and Secured Parties shall have all the rights of a secured party under the UCC or other applicable Lien Legislation, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other security agreement between the parties.

                 7.2 Assembly of Collateral. If an Event of Default shall occur and be continuing, upon five (5) Business Days notice to the Grantor, the Grantor shall, at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Agent at any place or places designated by the Agent which is reasonably convenient to both parties.

                 7.3 Proceeds. If an Event of Default shall occur and be continuing:

                          (a)  all Proceeds received by the Grantor consisting
of cash, checks and other near-cash items shall be held by the Grantor in trust for the Agent and the Secured Parties, segregated from other funds of the Grantor and shall forthwith upon receipt by the Grantor, be turned over to the Agent, in the same form received by the Grantor (appropriately indorsed or assigned by the Grantor to the order of the Agent or in such other manner as shall be satisfactory to the Agent); and

                          (b)  any and all such Proceeds received by the Agent
(whether from the Grantor or otherwise), or any part thereof, may, in the sole discretion of the Agent, be held by the Agent as Collateral hereunder and/or then or at any time or from time to time thereafter, be applied by the Agent against the Secured Obligations (whether matured or unmatured), in such order as the Agent may elect.

                 7.4 Disposition of Collateral. To the extent required by applicable law, the Agent will give the Grantor reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Grantor agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 8.3 of this Security Agreement (or such other address that the Grantor may provide to the Agent in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.

                 7.5 Waiver; Deficiency. The Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the UCC or similar provision under any other applicable Lien Legislation. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations. The Grantor shall also be liable for all expenses of the Secured Party incurred in connection with collecting such deficiency, including, without limitation, the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

                 7.6 Expenses; Attorneys Fees. The Grantor shall reimburse the Agent for all its expenses in connection with the exercise of its rights hereunder, including, without limitation, all attorneys' fees and legal expenses incurred by the Agent or any Secured Party. Expenses of retaking, holding, preparing for sale, selling or the like shall include the attorneys' fees and legal expenses of the Agent. All such expenses shall be secured hereby. The Grantor's obligations under this Section shall survive the termination of this Security Agreement and the discharge of the Grantor's other obligations hereunder.

                 7.7 Application of Proceeds. All proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies as a secured creditor as provided in this Article hereof shall be applied, together with any other sums then held by the Agent pursuant to this Security Agreement, promptly by the Agent in the manner contemplated by Section
2.9 of the Credit Agreement:

                 7.8  Limitation on Duties Regarding Preservation of
Collateral.   (a)  The Agent's sole duty with respect to the custody,
safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account.

                          (b)  The Agent shall have no obligation to take any
steps to preserve rights against prior parties to any Collateral.

                          (c)  Neither the Agent nor any of its directors,
officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1 Indemnity. (a) The Grantor agrees to indemnify, pay and hold harmless the Agent and the Secured Parties and each of their respective Affiliates and assignees and their respective officers, directors, employees, agents and affiliates of the Agent and each of the Secured Parties (collectively called the "Indemnitees") from and against any and all other Losses, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Security Agreement (including, without limitation, any misrepresentation by the Grantor in this Security Agreement) (the "indemnified liabilities");
provided, however, that Grantor shall not have any obligation to an Indemnitee hereunder with respect to an indemnified liability to the extent that such indemnified liability is determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                          (b)  Survival.  The obligations of the Grantor
contained in this Section 8.1 shall survive the termination of this Security Agreement and the discharge of the Grantor's other obligations under this Security Agreement and the other Facility Documents.

                          (c)  Reimbursement.  Any amounts paid by any
Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

                 8.2 Governing Law; Terms. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OR EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE MANDITORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN

THE STATE OF NEW YORK AND, IN EACH SUCH CASE AND TO SUCH EXTENT, THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN.

                 8.3 Notices. Any notice or other communication herein required or permitted to be given shall be given at the address and in the manner set forth in the Credit Agreement (unless a different address as shall be designated by one party in a written notice to the other in the manner required by the Credit Agreement).

                 8.4 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Grantor, the Agent, the Secured Parties, all future holders of the Secured Obligations and their respective successors and assigns, except that the Grantor may not assign or transfer any of its rights or obligations under this Security Agreement.

                 8.5 Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in the manner prescribed in the Credit Agreement and in writing signed by the Agent. Any amendment, modification or supplement of or to any provision of this Security Agreement, any waiver of any provision of this Security Agreement and any consent to any departure by the Grantor from the terms of any provision of this Security Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Security Agreement or any other Facility Document, no notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

                 8.6 No Waiver; Remedies Cumulative. (a) No failure or delay on the part of the Agent in exercising any right, power or remedy hereunder and no course of dealing between the Grantor and the Agent with respect to any right, power or remedy, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Agent deems expedient and are not exclusive of any rights or remedies which the Agent would otherwise have under any other Facility Document or applicable law.

                          (b)  In the event the Agent shall have instituted any
proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Grantor, the Agent and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

                 8.7 Termination; Release. This Security Agreement shall terminate on the Termination Date and shall remain in full force and effect until the Termination Date, notwithstanding that, from time to time prior thereto, the Borrower may be free from any Obligations. Upon the termination of this Security Agreement or any release of Collateral in accordance with the provisions of the Credit Agreement the Agent, at the request and sole expense of the Grantor, will execute and deliver to the Grantor the proper instruments (including UCC termination statements and similar forms or statements in other jurisdictions) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Grantor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Agent and has not theretofore been disposed of, applied or released.

                 8.8 Authority of Agent. The Grantor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement, but, as between the Agent and the Grantor, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                 8.9 Submission to Jurisdiction. (a) Consent. The Grantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court, sitting in the City of New York, New York County, and any appellate court form any thereof (each, a "New York Court") in any action or proceeding arising out of or relating to this Security Agreement or for recognition or enforcement of any judgment, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York Court.

                 (b) Waivers. The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any New York Court. The Grantor also hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

                 (c) Service. The Grantor hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Grantor, at its address specified in the signature pages of the Credit Agreement or by any other method permitted by law, in each case, with a copy by telecopy to Pouliot Mercure at (514) 875-4308, attention Brian Riordan.

                 (d) Appointment of Agent. The Grantor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other persons as may irrevocably agree in writing to serve as its agent to receive on its behalf service of all process in any proceedings in any court, such service being hereby acknowledged by the Grantor to be effective and binding in every respect. If any agent appointed by a Grantor refuses to receive and forward such service, the Grantor hereby agrees that service upon it by mail shall constitute sufficient service.

                 (e) Other Rights. Nothing in this Section 8.9 shall affect the right of the Agent or any Secured Party to serve legal process in any other manner permitted by law or affect the right of the Agent or any Secured Party to bring any action or proceeding against the Grantor or its Property in the courts of other jurisdictions.

                 8.10 Currency Indemnity. The Grantor acknowledges and agrees that this Security Agreement constitutes a credit transaction in which specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account and payment in all events. If pursuant to a judgment or for any other reason payment shall be made in another currency, and such payment after prompt conversion to U.S. dollars and transfer to New York City in accordance with normal banking procedures falls short of the sum due the Secured Parties in U.S. dollars, the Grantor shall pay the Secured Parties such shortfall and the Secured Parties shall have a separate cause of action for such amount.

                 8.11 Waiver of Trial by Jury. THE GRANTOR, THE AGENT AND THE SECURED PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FACILITY DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE FACILITY DOCUMENTS, THE LOAN OR THE ACTIONS OF THE AGENT, THE ARRANGER OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 8.12 Limitation of Liability. No claim may be made by the Grantor or any other Person against the Agent or any Secured Party or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Security Agreement, or any act, omission or event occurring in connection therewith; and the Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                 8.13 Headings Descriptive. The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

                 8.14 Severability. In case any provision in or obligation under this Security Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 8.15 Counterparts. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 8.16 Marshalling. Neither the Agent nor any Secured Party shall be under any obligation to marshall any assets in favor of the Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

                 8.17 Language. The parties have agreed that this Security Agreement and all related documents, correspondence and notices between them should be and will be drafted in the English language. Les parties conviennent que la presente entente et tous les documents s'y rattachant, y compris tout avis ou correspondance, ont ete et seront rediges en langue anglaise.

                 8.18 Obligations Absolute. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of any of the following (and the Grantor expressly waives any and all defenses arising out of, or based on, any of the following):

                                    (i)  any bankruptcy, insolvency,
         reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor, the Borrower or any other Guarantor;

                                   (ii)  any lack of validity or enforceability
         of the Credit Agreement, any other Facility Document or any other agreement or instrument relating thereto;

                                  (iii)  any change in the time, manner or
         place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Facility

         Document or any other agreement or instrument relating thereto;

                                   (iv)  any exchange, release or
         non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                                    (v)  any exercise or non-exercise, or any
         waiver of any right, remedy, power or privilege under or in respect of this Agreement, or any other Facility Document except as specifically set forth in a waiver granted pursuant to the provisions of Section
         8.6 hereof; or

                                   (vi)  any other circumstances which might
         otherwise constitute a defense available to, or a discharge of, the Grantor.

                 IN WITNESS WHEREOF, the Grantor and the Agent have caused this Security Agreement to be duly executed and delivered as of the date first written above.

                                            CEDAR GROUP, INC.,
                                              as Grantor


                                            BY:
                                               ------------------------
                                               Name:
                                               Title:



                                            BT COMMERCIAL CORPORATION,
                                              as Agent


                                            BY:
                                               ------------------------
                                               Name:
                                               Title:

                                   Schedule 1

                       Copyrights and Copyright Licenses


                                      None

                                   Schedule 2

                           Patent and Patent Licenses


                                      None

                                   Schedule 3

                        Trademark and Trademark Licenses


                                      None

                                   Schedule 4

                                 Filing Offices


         Jurisdiction                                           Office

                                   Schedule 5

                       Inventory and Equipment Locations